OFFER TO EXCHANGE

                15% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2011
                             (CUSIP NO. 853666 AC 9)
               FOR UP TO $20,000,000 AGGREGATE PRINCIPAL AMOUNT OF
               6 3/4% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2009
                              (CUSIP NO. 853666AB1)
                                       OF
                          STANDARD MOTOR PRODUCTS, INC.

                                                                  March 20, 2009

To Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees:

      Standard Motor Products, Inc. (the "Company") is offering to exchange (the "Exchange Offer") $1,000 principal amount of 15% Convertible Subordinated Debentures due 2011 of the Company (the "New Debentures") for each $1,000 principal amount of validly tendered and accepted 6 3/4% Convertible Subordinated Debentures due 2009 of the Company (the "Old Debentures"). Accrued and unpaid interest to, but excluding, the settlement date on Old Debentures that the Company acquires in the Exchange Offer will be paid in cash upon settlement.

      The Exchange Offer is made on the terms and is subject to the conditions set forth in the Company's Offer to Exchange dated March 20, 2009 (as may be amended or supplemented from time to time, the "Offer to Exchange") and the accompanying Letter of Transmittal (the "Letter of Transmittal"). The Exchange Offer is being made pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended.

      We are asking you to contact your clients for whom you hold Old Debentures. For your use and for forwarding to those clients, we are enclosing copies of the Offer to Exchange, as well as a Letter of Transmittal and Notice of Guaranteed Delivery for the Old Debentures. We are also enclosing a printed form of letter which you may send to your clients, with space provided for obtaining their instructions with regard to the Exchange Offer. YOUR PROMPT ACTION IS REQUESTED. THIS EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON APRIL 17, 2009, UNLESS EXTENDED BY THE COMPANY (THE "EXPIRATION DATE"). OLD DEBENTURES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

      HSBC Bank USA, N.A. is the exchange agent (the "Exchange Agent") for the Exchange Offer.

      To participate in the Exchange Offer, certificates for Old Debentures, together with a duly executed and properly completed Letter of Transmittal (or facsimile thereof, or a timely confirmation of a book-entry transfer of such Old Debentures into the account at the Exchange Agent, at the book-entry transfer facility), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent, all in accordance with the instructions set forth in the applicable Letter of Transmittal and the Offer to Exchange.

      If a registered holder of Old Debentures desires to tender Old Debentures, but such Old Debentures are not immediately available, or time will not permit such holder's Old Debentures or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Offer to Exchange under the caption "The Exchange Offer--Guaranteed Delivery Procedures".

      The Company will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Offer to Exchange and the related documents to the beneficial owners of Old Debentures held by them as nominee or in a fiduciary capacity.

      The Company will pay or cause to be paid all transfer taxes applicable to the exchange of Old Debentures pursuant to the Exchange Offer, except as set forth in the Letter of Transmittal.

      Any inquiries you may have with respect to the procedure for tendering Old Debentures pursuant to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to the Exchange Agent at the contact information set forth in the Letter of Transmittal.

                              Very truly yours,


                              Standard Motor Products, Inc.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE OFFER TO EXCHANGE OR THE LETTER OF TRANSMITTAL.